Exhibit (L)(2)

                               PURCHASE AGREEMENT
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Gabelli Gold Fund, Inc., (the "Fund"), a Maryland Corporation, and Gabelli & Company, Inc. (the "Buyer") hereby agree as follows:

     1. The Fund hereby offers the Buyer and the Buyer hereby purchases one Class B Share (the "Share") of the Fund at a price of $10.00. The Share is the "initial Class B Share" of the Fund. The Buyer hereby acknowledges receipt of a purchase confirmation reflecting the purchase of the Share, and the Fund hereby acknowledges receipt from the Buyer of funds in the amount of $10 in full payment for the Share.

     2. The Buyer represents and warrants to the Fund that the Share purchased by the Buyer is being acquired for investment purposes and not for the purpose of distribution.

     3. This Agreement has been executed on behalf of the Fund by the undersigned officer of the Fund in his or her capacity as an officer of the Fund.

     4. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 20th day of November, 2002.

         Attest:                                GABELLI GOLD FUND, INC.


         /S/ JAMES E. MCKEE                     By:/S/ BRUCE N. ALPERT
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         James E. McKee                             Bruce N. Alpert
         Secretary                                  Vice President and Treasurer


         Attest:                                GABELLI & COMPANY, INC.


         /S/ JAMES E. MCKEE                     By:/S/ ROBERT S. ZUCCARO
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         James E. McKee                             Robert S. Zuccaro
         Secretary                                  Vice President and
                                                    Chief Financial Officer